SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on our Current Report on Form 8-K filed on September 21, 2006, Young Innovations, Inc. (the “Company”) announced that Marc R. Sarni had resigned from the Company’s Board of Directors effective September 20, 2006. On September 25, 2006, the Company received from Nasdaq a letter, indicating that due to the resignation, the Company does not satisfy Nasdaq Marketplace Rules 4350(c) and (d), which require that the Board of Directors consist of a majority of independent directors and that the audit committee have three independent directors. The Company has been provided a cure period until its next annual shareholder meeting to regain compliance with these rules. The Company intends to appoint another independent director prior to its next annual shareholders’ meeting, which is expected to be in May 2007.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company issued a press release on September 27, 2006 to announce its receipt of the letter from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release issued September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Christine Boehning
Christine Boehning
Vice President and Chief Financial Officer

Dated: September 28, 2006